EXHIBIT 99.1

Northstar Neuroscience Reports Clinical Trial Milestones

for the Third Quarter 2006

SEATTLE—October 10, 2006—Northstar Neuroscience, Inc. (Nasdaq: NSTR), a developer of innovative medical devices for the treatment of neurological diseases and disorders, today provided an update on the status of its ongoing clinical trials. Patient randomization for its EVEREST pivotal study for stroke motor recovery is ahead of schedule. Preliminary results of the stroke-related Broca’s aphasia study, CHESTNUT, are promising. In addition, clinical trials using cortical stimulation for the treatment of severe tinnitus and treatment-resistant depression continue to progress.

“We are making good progress across all of our clinical studies,” said Dr. Alan Levy, Northstar’s President and CEO. “We believe the rate of enrollment in our EVEREST trial as well as the promising initial findings of our aphasia study underscore Northstar’s ability to effectively and efficiently move our cortical stimulation therapy through development.”

Patient randomization in the EVEREST pivotal study evaluating the use of cortical stimulation for the recovery of hand/arm function following stroke exceeded earlier projections and has increased to 97 subjects through September 30. The company must collect complete data on 151 subjects, and may randomize up to 174 to complete the study. The multi-center clinical trial has also received Food and Drug Administration approval for three additional research sites, bringing the total number of approved sites to 21. As a result of the study’s progress, the company has adjusted its projections and now expects to have primary end point data for the EVEREST study available for submission to the FDA in the fourth quarter of 2007. In addition, the EVEREST Data Safety Monitoring Board met during the third quarter of 2006. There were no unanticipated adverse events and members formally voted to allow continuation of the EVEREST clinical trial.

The company also announced updates for its clinical studies. Patient randomization for the CHESTNUT aphasia study is complete. Initial findings, which were released on September 28, 2006, are promising and show that cortical stimulation coupled with speech-language therapy appears safe and may enhance language rehabilitation.

The SAHALE study of cortical stimulation for the treatment of tinnitus continues to progress and primary endpoint data is expected to be available by the end of the first quarter of 2007. Tinnitus, also known as ringing in the ears, is the perception of sound where none exists. Northstar has also initiated its treatment-resistant depression feasibility trial, called PROSPECT. Enrollment in the twelve-patient study is expected to be complete by the end of 2007.

Northstar Neuroscience will announce its financial results for the third quarter in early November.

Conference Call

Northstar Neuroscience will hold a conference call to discuss the status of its clinical trials today starting at 4:30 p.m. EDT (1:30 p.m. PDT). The conference call will be concurrently web cast. The link to the web cast will be available on the Northstar Neuroscience website at www.northstarneuro.com under the investor web cast section and will be archived for 30 days after the call. To listen to the conference call, please dial 1-800-659-1966 (US/Canada) or 1-617-614-2711 (International) and use the participant code “78098026” approximately 10 minutes prior to the start time.

About Northstar Neuroscience

Northstar Neuroscience, Inc. is a medical device company focused on developing and commercializing innovative neurostimulation therapies to restore function and quality of life for people suffering from stroke and other neurological diseases and disorders. Northstar’s cortical stimulation therapy system is an investigational device that is in clinical trials for several indications, including stroke motor recovery, aphasia, tinnitus and depression. For more information, visit www.northstarneuro.com.

This release contains information about management’s view of our future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with, our ability to complete our ongoing or any future clinical trials, delays in conducting or completing any of our clinical trials or submitting data to the FDA within the time periods we estimate, delays in enrolling or randomizing patients in our clinical trials, the results of any of our clinical trials, including our CHESTNUT trial, which may not be successful or sufficient to secure regulatory approval for our products, our ability to successfully commercialize any approved product, our ability to compete successfully with competitors, our ability to protect and enforce our intellectual property rights and our financial condition. We encourage you to review other factors that may affect our future results in our most recent Form 10-Q filed with the Securities and Exchange Commission and in other documents we file periodically with the Securities and Exchange Commission.

For More Information:

Ray Calvert

Vice President, Finance/CFO

ir@northstarneuro.com

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